Exhibit 21.1


                              List of Subsidiaries


Subsidiary                                        Jurisdiction of Organization

Anthracite Funding, LLC                           Delaware
Anthracite CDO Depositor, LLC                     Delaware
Anthracite CDO I Ltd.                             Cayman
Anthracite CDO I Corp.                            Delaware
Anthracite CDO II Depositor, LLC                  Delaware
Anthracite CDO II Ltd.                            Cayman
Anthracite CDO II Corp.                           Delaware
Anthracite CDO III Depositor, LLC                 Delaware
Anthracite CDO III Ltd.                           Cayman
Anthracite CDO III Corp.                          Delaware
LB-UBS Commercial Mortgage Trust 2004-C2          Delaware
Anthracite 2004-HY1 Depositor, LLC                Delaware
Anthracite 2004-HY1 Ltd.                          Cayman
Anthracite 2004-HY1 Corp.                         Delaware
Anthracite 2005-HY2 Depositor, LLC                Delaware
Anthracite 2005-HY2 Ltd.                          Cayman
Anthracite 2005-HY2 Corp.                         Delaware
AHR Capital Limited                               Ireland
AHR Capital BofA Limited                          Ireland
AHR Capital MS Limited                            Ireland
AHR Capital DB Limited                            Ireland
Anthracite Capital Trust I                        Delaware
Anthracite Capital Trust II                       Delaware
Anthracite Capital Trust III                      Delaware